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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the inclusion in this Amendment No. 1 to the Registration Statement of Tower Bancorp, Inc. on Form S-4, of our report dated March 12, 2005 appearing in the Annual Financial Statements of FNB Financial Corporation for the year ended December 31, 2004, and to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Smith Elliott Kearns & Company, LLC SMITH ELLIOTT KEARNS & COMPANY, LLC

Chambersburg, Pennsylvania
January 24, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM